 Exhibit 10.2

Commercial Business Development

Business Banking

Level 2, 257 & 259

Jalan Genting Kiang

Setapak,

53300, Kuala Lumpur

PRIVATE & CONFIDENTIAL

Date: 26-MAR-2013

CA Number: _________

PGCG ASSETS HOLDINGS SDN BHD (983271U)

No. 11-2

Jalan 26/70A

Desa Sri Hartamas

50480 Kuala Lumpur

WP Kuala Lumpur MALAYSIA

Dear Sirs

RE:	BANKING FACILITY(IES) GRANTED TO PGCG ASSETS HOLDINGS SDN BHD ("BORROWER")

We, RHB Bank Berhad (“the Bank”) are pleased to inform you that the Bank has agreed to:

(i) offer you the banking facility(ies) as stated below subject to the following terms and conditions:-

1.	THE BANKING FACILITY(IES)

The banking facility(ies) granted or to be granted to you are as follows:

Facility	Limit/Existing Limit(RM)	Additional/ Reduction(RM)	Total/Revised Limit(RM)
Term Loan - 1 – Mortgage	0.00	840,000.00	840,000.00
Term Loan - 2 – Mortgage	0.00	840,000.00	840,000.00
Total	0.00	1,680,000.00	1,680,000.00

(hereinafter referred to as "the Banking Facility" and where the Banking Facility comprises more than one banking facilities, the expression "Banking Facility" shall where the context requires refer collectively to all and individually to each of the respective banking facilities comprising the Banking Facility)

1

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

2.	PURPOSE

The Banking Facility shall be used for the purpose(s) as set out below and if you require to use the Banking Facility or any part thereof for any other purpose, you shall have to first obtain the Bank's prior written consent which may or may not be granted at the Bank's absolute discretion, and if granted may be subject to such conditions as the Bank may impose:

ORA-01422: exact fetch returns more than requested number of rows-14221

3.	AVAILABILITY PERIOD

3.1	The granting/continued granting/extension of the Banking Facility to you are at all times subject to availability of funds.

3.2	The Term Loan - 1 - Mortgage is made available to you for drawdown for a period of SIX (6) months from the date of first disbursement.

Any undrawn amount will upon the expiry of the availability period be automatically cancelled and will not thereafter be available for drawdown by you.

3.3	The Term Loan - 2 Mortgage is made available to you for drawdown for a period of SIX (6) months from the date of first disbursement.

Any undrawn amount will upon the expiry of the availability period be automatically cancelled and will not thereafter be available for drawdown by you.

4.	TENOR

4.1	The Banking Facility is subject to periodic review at the sole and absolute discretion of the Bank but, notwithstanding such periodic review, the Banking Facility shall be repayable on demand.

4.2	Subject to and until such periodic review or demand under paragraph 4.1 hereof, the Banking Facility is for the following tenor:

FACILITY	TENOR
Term Loan - 1 - Mortgage	288 Months
Term Loan - 2 - Mortgage	288 Months

5.	INTEREST RATE(S)/COMMISSION/BANKING CHARGES/COMMITMENT FEE/OTHER CHARGES

5.1	You shall pay interest on all monies due and payable by you and all monies outstanding and owing to the Bank in relation to the Banking Facility and commission, discount charges and any other charges payable in relation to the Banking Facility at such rate or rates as may be stipulated or prescribed by the Bank at any time and from time to time. Without prejudice to the generality of the foregoing, you shall pay interest, commission, discount charges and any other charges payable in relation to the Banking Facility at the following rates:-

2

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

FACILITY	INTEREST RATE
Term Loan-1 - Mortgage	Interest at ONE POINT NINE per centum (1.90%) per annum below the Banks Base Lending Rate with daily rests.
Term Loan-2 - Mortgage	Interest at ONE POINT NINE per centum (1.90%) per annum below the Banks Base Lending Rate with daily rests.

(The Bank's Base Lending Rate is currently at SIX POINT SIX per centum (6.6%) per annum)

5.2	Interest and commission at the aforesaid rate(s) ("the Prescribed Rate" which expression shall refer to the respective interest rates and commission chargeable on the respective facilities comprised under the Banking Facility) shall be payable by you, as well after as before judgment or demand.

5.4	You shall pay the Bank a commitment fee or such other rate as the Bank may at its sole and absolute discretion stipulate from time to time:-

and the Bank shall be entitled to debit the commitment fee into your current or overdraft or any other account at the end of the month;

6.	INCREASED RATE OF INTEREST ON DEFAULT/EXCESS AMOUNT

In addition and without prejudice to the rights and remedies of the Bank, if you shall default in the payment of any sums on their respective due dates you shall pay interest on such overdue sums at the rate of 3.5% per annum above the Bank's Base Lending Rate or such other rate or rates as the Bank may, at its sole absolute discretion, at any time and from time to time, impose without notice to you, and such rate or rates of interest ("the Default Rate") shall be payable by you, as well after as before judgment or demand, from the due date up to the date of actual repayment.

7.	REPAYMENT

Notwithstanding any provisions to the contrary, the Banking Facility shall be payable on demand. In addition, you shall upon the expiry of the tenor (if any) of the Banking Facility or part thereof, repay the entire outstanding sum under each of the Banking Facility which tenor has expired. Until the expiry of the tenor of each of the Banking Facility or until a demand for repayment is made, you shall repay the Banking Facility as follows:

FACILITY	REPAYMENT TERMS
Term Loan - 1 - Mortgage	Over 288 months,
monthly instalments of RM4,869.70
Pending full drawdown interest shall be paid monthly in arrears on the sum drawndown.

Term Loan - 2 - Mortgage	Over 288 months,
monthly instalments of RM4,869.70
Pending full drawdown interest shall be paid monthly in arrears on the sum drawndown.

3

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

8.	SECURITY

The Banking Facility interest commissions and banking and/or other charges and expenses payable thereon or in connection therewith are to be secured by:

General

1.	As Principal Instrument document, A Facility Agreement to be stamped for RM 1,680,000.00

New Security

1.	Property - As subsidiary instrument, An Open all monies 1st party 1st legal charge to be stamped nominally over commercial office lot with bearing address of No. E-5-2, (Fourth Floor), Megan Avenue 1, No. 189, Jalan Tun Razak, 50400 Kuala Lumpur erected on a freehold land held under Strata Title No. Geran 40011/M1-E/5/393, No. Petak 393, Tingkat No.5, Bangunan No. M1-E, Lot 162 Seksyen 43, Bandar Kuala Lumpur, Daerah and Negeri Wilayah Persekutuan Kuala Lumpur.

Property Type: Commercial Lot - Office Premice

Address: No. E-5-2 ( Fourth  Floor)

Megan Avenue 1

No. 189, Jalan Tun Razak Kuala Lumpur

Title 1:

Title Type: STRATA TITLE

Title Number: No. Geran 40011/M1-E/5/393, No. Petak 393, Tingkat No.5, Banguan No. Ml-E, Lot 162 Seksyen 43, Bandar Kuala Lumpur, Daerah and Negeri WP Kuala Lumpur

Mukim: BANDAR KUALA LUMPUR

2.	Property - As subsidiary instrument, An Open all monies 1st party 1st legal charge to be stamped nominally over commercial office lot with bearing address of No. E-6-2, (Fifth Floor), Megan Avenue 1, No.189, Jalan Tun Razak, 50400 Kuala Lumpur erected on a freehold land held under Strata Title No. Geran 40011/M1-E/6/399, No. Petak 399, Tingkat No.6, Bangunan No. Ml-E, Lot 162 Seksyen 43, Bandar Kuala Lumpur, Daerah and Negeri Wilayah Persekutuan Kuala Lumpur.

Property Type: Commercial Lot - Office Premice

Address: No. E-6-2 ( Fifth  Floor)

Magan Avenue 1

No. 189, Jalan Tun Razak Kuala Lumpur

Title 1:

Title Type: STRATA TITLE

Title Number: No. Geran 40011/M1-E/6/399, No. Petak 399, Tingkat No. 6, Banguan No. Ml-E, Lot 162 Seksyen 43, Bandar Kuala Lumpur, Daerah and Negeri WP Kuala Lumpur

Mukim: BANDAR KUALA LUMPUR

4

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

3.	Guarantee - Againts Corporate Guarantee for RM 1,680,000.00 to be executed by a) Union Hub Technology Sdn Bhd (807388-P)

4.	Guarantee - Against Joint and Several Guarantee for RM 1,680,000.00 to be executed by:

a) Wong Weng Kung NRIC:  720909-08-5057

b) Chai Kok Wai NRIC:  721103-08-6143

9.	CONDITIONS FOR DRAWDOWN/UTILIZATION

9.1	In addition to the conditions precedent for drawdown as stipulated in the General Terms and Conditions annexed hereto, you shall also fulfill the following conditions precedent before you are allowed to drawdown on the Banking Facility:

9.1.1	To submit a copy of valid, stamped SPA with purchase price of not less than RM 1,050,000.00 for property bearing postal address E-5-2 Megan Avenue 1
9.1.2	To submit a copy of valid, stamped SPA with purchase price of not less than RM 1,050,000.00 for property bearing postal address E- 6-2 Megan Avenue 1
9.1.3	Full valuation by a Bank panel valuer on property bearing postal address E-5-2 Megan Avenue 1 confirming that the Open Market Value is not less than RM 1,050,000.00 and Marketability Factor of 7 or better.
9.1.4	Full valuation by a Bank panel valuer on property bearing postal address E-6-2 Megan Avenue 1 confirming that the Open Market Value is not less than RM 1,050,000.00 and Marketability Factor of 7 or better.
9.1.5	If the value quoted for any property mentioned above is lower, the Bank reserves the right to vary the facility accordingly.
9.1.6	Confirmation that the difference between the loan amount and the purchase price had been settled prior to drawdown.

9.1.7 Submission of a formal extension of abovementioned SPA granted by the vendors

5

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

9.2 If,

9.2.1	you shall fail to comply with any of the conditions precedent referred to in paragraph above and/or in the General Terms and Conditions annexed hereto; and/or
9.2.2	there has been a material adverse change in your condition, financial or otherwise after the date of this Letter of Offer;

you will not be entitled to utilise the Banking Facility and the Bank shall be entitled to cancel the Banking Facility hereby granted without any prior notice to you and you shall be liable to reimburse and/or indemnify the Bank for all costs and expenses (including legal costs and expenses) incurred by the Bank in connection with the approval and/or grant of the Banking Facility to you.

10.	OTHER TERMS AND CONDITIONS

10.1	The Borrower may at any time by giving to the Bank three (3) months notice in writing or by paying three (3) months interest in lieu of notice repay the whole of the moneys then owing to the Bank under the Term Loan Facility or such lesser amount in integral multiples of Ringgit Malaysia One Thousand Only (RM 1,000.00) or such other amount as the Bank may in its absolute discretion accept PROVIDED THAT the acceptance of such lesser amount as aforesaid by the Bank shall in no way entitle the Borrower to a reduction in the amount of any instalment but only to a reduction in the number thereof.

10.1.1	Any default in monthly repayment on due date of any money payable to the Bank for more than 30 days, the Borrower may be required to furnish the Bank 6 post dated cheques amounting equivalently to the monthly repayment amount dated the 1st of each month. Upon the 6 post dated cheques being utilized for the monthly repayment, the Borrower may be required to continue with the normal monthly repayment method

10.2	In the event the difference between OPR (Overnight Policy Rate) and BLR (Base lending Rate) declines to below 3.5% during loan tenure, the bank reserves the rights to increase the prevailing interest rate to at least BLR + 0.00%. The interest rate of BLR +0% is to revert back to the prevailing rate in the event the difference between the OPR and BLR increases to 3.5% and above.

10.3	Notwithstanding anything herein, the Borrower's right to prepay shall only be exercisable upon such conditions as the Bank may in its absolute discretion impose and the decision of the Bank shall be final and conclusive.

FACILITY	PREPAYMENT FEE
Term Loan - 1 - Mortgage	Not Applicable
Term Loan - 2 - Mortgage	Not Applicable

6

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

10.4	Term Loan - 1 - Mortgage

10.4.1. Bank's Right to Vary Interest Rate : Any default in payment on due date of any money payable (whether principal or interest) for more than 60 days will result in the automatic conversion of pricing for ALL facilities to 2.5% p.a.over the Bank's prevailing BLR without any prior notification.

10.4.2. Late Payment Penalty Interest: All late payment of any money payable (whether principal or interest) will incur an additional interest of 1% p.a.

10.4.3. You shall as a term of the offer complies with the Banks requirement that the security documentation in respect of the Banking Facilities be prepared by solicitors on the Bank's panel. The fee for the professional legal services of the Bank's appointed solicitors in respect of the preparation of the security documents for the Banking facility offered herein and all incidental expenses in connection with the stamping and registration of the security documents and other charges will be paid by you.

10.4.4. Principal TL repayment to be commenced on the 1st of the month following the full drawdown. Interest to be paid in arrears.

10.4.5. A fee of 3.0% flat of the original Banking Facility amount will be charged for any Banking Facility where, within the first three (3) years from the date of first drawdown of the Banking Facility, there has been an occurrence of pre-payment, whether partial or in full, or a reduction or redemption of the original approved banking Facility limit, whether partial or in full.

10.4.6. You are to insure with RHB Insurance Berhad or any other insurance company approved by the Bank, the assets financed and/or charged in the name(s) of the Owner(s) as charger(s) and RHB Bank Bhd as charge against such risks and for such sums as the Bank may require, and you are to let the Bank have custody of the original policy and premium receipt.

10.4.7. In the event the difference between OPR (Overnight Policy Rate) and BLR (Base Lending Rate) reduces to below 3.5% during the loan tenure, the Bank reserves the rights to increase the prevailing interest rate spread to maintain the margin between OPR and BLR at 3.5%. However, should the difference between the OPR and BLR increases to 3.5% and above, the prevailing interest rate will take effect.

10.4.8. To execute a standing instruction for the monthly term loan installment.

10.5	Term Loan - 2 - Mortgage

10.5.1. Bank's Right to Vary Interest Rate : Any default in payment on due date of any money payable (whether principal or interest) for more than 60 days will result in the automatic conversion of pricing for ALL facilities to 2.5% p.a.over the Bank’s prevailing BLR without any prior notification.

10.5.2. Late Payment Penalty Interest : All late payment of any money payable (whether principal or interest) will incur an additional interest of 1% p.a.

7

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

10.5.3. You shall as a term of the offer complies with the Bank's requirement that the security documentation in respect of the Banking Facilities be prepared by solicitors on the Bank's panel. The fee for the professional legal services of the Bank's appointed solicitors in respect of the preparation of the security documents for the Banking facility offered herein and all incidental expenses in connection with the stamping and registration of the security documents and other charges will be paid by you.

10.5.4. Principal TL repayment to be commenced on the 1st of the month following the full drawdown. Interest to be paid in arrears.

10.5.5. A fee of 3.0% flat of the original Banking Facility amount will be charged for any Banking Facility where, within the first three (3) years from the date of first drawdown of the Banking Facility, there has been an occurrence of pre-payment, whether partial or in full, or a reduction or redemption of the original approved banking Facility limit, whether partial or in full.

10.5.6. You are to insure with RHB Insurance Berhad or any other insurance company approved by the Bank, the assets financed and/or charged in the name(s) of the Owner(s) as charger(s) and RHB Bank Bhd as charge against such risks and for such sums as the Bank may require, and you are to let the Bank have custody of the original policy and premium receipt.

8

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

10.5.7. In the event the difference between OPR (Overnight Policy Rate) and BLR (Base Lending Rate) reduces to below 3.5% during the loan tenure, the Bank reserves the rights to increase the prevailing interest rate spread to maintain the margin between OPR and BLR at 3.5%. However, should the difference between the OPR and BLR increases to 3.5% and above, the prevailing interest rate will take effect.

10.5.8. To execute a standing instruction for the monthly term loan installment.

11.	INFORMATION DISCLOSURE

The Bank shall have the right to provide any information on you and the Banking Facility to:-

11.1	Bank Negara Malaysia, Cagamas Bhd and such other authorities as may be authorised by law to obtain such information;

11.2	companies which are now or in future may be within the RHB Capital Berhad Group of Companies;

11.3	any Security Party;

11.4	solicitors and/or other agents in connection with the preparation of any facility or security documents hereunder or any action or proceeding for the recovery of monies due and payable hereunder;

11.5	any potential assignee or other person proposing to enter into any contractual arrangement which requires the disclosure of such information; and

9

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

11.6	companies which are or which in the future may be subsidiaries of the Bank PROVIDED that the Bank shall take all reasonable care to ensure that such information shall remain confidential within the Bank's group of subsidiaries.

12.	AMENDMENT AND/OR ADDITIONAL TERMS AND CONDITIONS

12.1	The Bank may at any time hereafter at your request or at the Bank's absolute discretion grant additional banking facilities to you and/or convert and/or vary and/or substitute all or any of the Banking Facility hereby granted into another banking facility or facilities and, in any such event, the securities liabilities and/or obligations created pursuant to and by this Letter of Offer shall continue to be valid and binding for all purpose whatsoever up to the limit of the total banking facilities advanced to you notwithstanding such addition or change before-mentioned but subject to such variations as shall be made known by the Bank to you and or implied by law or trade usage governing or applicable to the addition and/or changes as aforesaid.

12.2	Notwithstanding any provisions to the contrary, the terms of this Letter of Offer may, at any time and from time to time, be varied or amended by the Bank at its absolute discretion with or without notice to you and thereupon such amendments and variations shall be deemed to become effective and the relevant provisions of this Letter of Offer shall be deemed to have been amended or varied accordingly and shall be read and construed as if such amendments and variations had been incorporated in and had formed part of this instrument at the time of execution hereof.

13.	CANCELLATION AND DEMAND

Notwithstanding any other provisions herein stated relating to the availability of the facility(s) or any part thereof, the Bank reserves the right to recall/cancel the facility(s) or any part thereof, at any time it deems fit without assigning any reason thereto by giving written notice of the same, whereupon the facility(s) or such part thereof shall be cancelled and the whole indebtedness or such part thereof shall be repayable on demand.

14.	ANNEXURES

The terms and conditions set out in the Annexures hereto form an integral part of this Letter of Offer and in the event of any conflict or discrepancy between the terms and conditions in this Letter of Offer and the terms and conditions in the Annexures, the terms and conditions in this Letter of Offer shall prevail.

Please indicate your acceptance of the Banking Facility upon the terms and conditions herein by signing the duplicate of this letter and returning the same to the Bank within fourteen (14) days from the date hereof. In addition, you are required to execute such loan/security documents which the Bank's solicitors shall advise are necessary for the protection of the Bank's interest.

If this Letter of Offer is issued for the purpose of the renewal or extension of the Banking Facility, the continued utilisation of the Banking Facility shall be deemed to be an acceptance of and subject to the terms and conditions of this Letter of Offer notwithstanding your failure to acknowledge receipt or acceptance of this Letter of Offer in writing.

10

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

We thank you for giving us the opportunity to be of service to you.

Yours faithfully

for RHB BANK BERHAD

/s/ Chock Shiau Li	/s/ Alan, Gob Kok Kong
Chock Shiau Li Sales Manager Business Banking Commercial Business Banking	Alan, Gob Kok Kong Team Manager Business Banking Commercial Business Banking

I/We, the undersigned hereby confirm that I/We have read the terms and conditions set out above and in the Annexures hereto and taken note of the same. I/We hereby accept the Banking Facility upon the terms and conditions mentioned above and in the Annexures. And, I/we hereby declare that I/we or none of our directors or managers are directly related as a spouse or child or parent to any of the directors officers or employees of the RHB Capital Berhad Group of Companies.

Signed for and on behalf of (PGCG ASSETS HOLDINGS SDN BHD)

PGCG ASSETS HOLDINGS SDN BHD (Company No: 983271-U)	PGCG ASSETS HOLDINGS SDN BHD (Company No: 983271-U)
/s/ ___________________________ Authorised Signature	/s/ ___________________________ Authorised Signature

11

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

RHB Bank Bhd. Ref:

Date of Letter of Offer: 26-MAR-2013

Borrower: PGCG ASSETS HOLDINGS SDN BHD (983271U)

ANNEXURE I

THE GENERAL TERMS AND CONDITIONS

I.	REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Bank that:-

(i)	the Borrower has full legal right, authority, power and capacity to accept and to borrow the Banking Facility and to perform the terms of this Letter of Offer. In the event the Borrower is a company, the Borrower is a company duly incorporated and validly existing under the laws of Malaysia and has full power and authority to carry on its present business;
(ii)	the terms of this Letter of Offer constitute legal, valid and binding obligations enforceable against the Borrower,
(iii)	all consents authorisations and approvals which are required to be obtained in connection with or are necessary for the acceptance, delivery, legality or enforceability of this Letter of Offer and the use of the Banking Facility have been obtained and are in full force and effect;
(iv)	the Borrower's acceptance of this Letter of Offer and the performance of the terms herein will not contravene any law, regulation, order or decree of any governmental authority, agency or court to which the Borrower is subject;
(v)	the Borrower is not in default under any agreement to which the Borrower is a party or by which the Borrower may be bound and no litigation arbitration or administrative proceedings are presently current or pending or threatened against the Borrower,
(vi)	all information furnished by the Borrower to the Bank in connection with the Banking Facility are true and correct and there has been no omission which would render the information inaccurate or misleading;
(vii)	the Borrower's last audited accounts have been prepared in accordance with accounting principles and practices generally accepted in Malaysia and give a true and fair view of the Borrower's financial position as at that date;
(viii)	there are no winding-up proceedings currently pending or threatened against the Borrower;
(ix)	none of the Borrower's directors, shareholders, managers or their spouses, parents and children are in the employment of or directly related to any of the directors officers or employees of the RHB Capital Berhad Group of Companies

2.	CONDITIONS PRECEDENT

2.1	The Banking Facility will be made available for the Borrower's utilisation upon the fulfilment of the following conditions precedent:-

(i)	the Bank shall have received the Borrower's acceptance of this Letter of Offer within the time prescribed;
(ii)	all loan/security documents which are required herein and/or such other documents as may be required by the Bank and/or its solicitors shall have been executed by the Borrower and/or the relevant security parties, duly stamped and registered at such registries as the Bank may deem necessary or expedient within thirty (30) days from the date of the acceptance of the Letter of Offer or such other time as may be stipulated by the Bank;
(iii)	the Bank shall have received copies of the following documents certified as true and correct by the Borrower's secretary or director:-
(a)	all authorisations, licenses, approvals and consents which are necessary for the financing by the Bank hereunder, the carrying on of the Borrower's business and the execution of the security documents (if any);
(b)	the Borrower's Board of Directors' Resolution authorising the acceptance and the borrowing of the Banking Facility and/or the execution of the loan/security documents (if any);
(c)	a copy each of the Borrower's (if applicable) certificate of incorporation and the Memorandum and Articles of Association and the Forms 24, 44, and 49 of the Companies Act 1965;
(d)	specimen signatures, authenticated in such manner as the Bank may require, of the persons authorised to act on the Borrower's behalf in respect of the transactions hereunder.
(iv)	the Borrower shall have paid all fees or charges payable or agreed to be paid by the Borrower to the Bank for or in connection with the Banking Facility including the preparation and perfection of the loan/security documents;
(v)	no Event of Default (as hereinafter stated) or no event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred or be continuing;
(vi)	no extraordinary circumstances or change of law or other governmental action shall have occurred which makes it improbable that the Borrower will be able to observe or perform the covenants and obligations herein; and

12

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

(vii)	the Bank's solicitors shall have made a search on the Borrower at the Companies Commission of Malaysia and the Director-General of Insolvency's Office and the results thereof shall have been satisfactory to the Bank.

2.2	In the case where guarantee(s) and/or other security ("the Security Document") is/are required by the Bank from third party(ies) ("the Security Party) , the utilisation of the Banking Facility shall also be subject to the fulfilment of the following additional conditions precedent:-

(i) the Security Document shall have been duly perfected and forwarded to the Bank;

(ii) where the Security Party is a body corporate, such Security Party shall have forwarded to the Bank copies of the following documents:-

(a)	its Board of Directors' Resolution authorising the execution of the _Security Document;
(b)	a certified copy of its certificate of incorporation and Memorandum and Articles of Association and the Forms 24, 44, and 49 of the Companies Act 1965;
(iii)	the Bank's solicitors shall have made a search on the Security Party at the Companies Commission of Malaysia and/or the Director-General of Insolvency's Office and the results thereof shall have been satisfactory to the Bank;
(iv)	all authorisations, approvals and consents which are necessary for the creation and delivery of the Security Document to the Bank hereunder, shall have been obtained and delivered to the Bank;

3.	AFFIRMATIVE COVENANTS

During the tenor of the Banking Facility the Borrower shall:-

(i)	carry out the Borrower's business diligently and efficiently and in accordance with sound financial practices;
(ii)	furnish to the Bank all information reasonably required by the Bank in relation to the Borrower's business and financial position;
(iii)	keep full, proper and up-to-date accounts and furnish to the Bank within one hundred and eighty (180) days from the end of each of the Borrower's financial year copies of the Borrower's annual report together with the balance sheet and profit and loss account duly audited and certified by a qualified independent auditor;
(iv)	keep and maintain the Borrower's present paid up share capital and any increases thereof;
(v)	punctually pay and/or cause to be paid all rents rates taxes and all other outgoings payable in respect of the premises at which the Borrower carry on business and properties which are security for the repayment of the Banking Facility;
(vi)	appoint from time to time only such auditor or firm of auditors acceptable to the Bank;
(vii)	notify the Bank of the occurrence of an Event of Default stipulated hereunder or of any event which would constitute an event of default in relation to any of the Borrower's other indebtedness; and
(viii)	notify the Bank of any change in the Borrower's Board of Directors or its management or its major or controlling shareholders or partners.

4.	RESTRICTIVE COVENANTS

During the tenor of the Banking Facility the Borrower shall not, without the prior written consent of the Bank :-

(i)	add to, delete, vary or amend the Borrower's Memorandum and Articles of Association in any manner which would be inconsistent with the terms of this Letter of Offer,
(ii)	change the Borrower's financial year or the nature of the Borrower's business;
(iii)	sell, transfer, lease or otherwise dispose of a substantial part of the Borrower's capital assets or undertake or permit any merger, consolidation or reorganisation;
(iv)	enter into any transaction with any person firm or company except in the ordinary course of business and at arm's length commercial terms;
(v)	decrease or alter the Borrower's authorised or issued capital or alter the structure thereof or the rights attached thereto; and
(vi)	change the Borrower's major or controlling shareholding or partnership structure.

5.	VARIATION OF INTEREST RATES

5.1	The Bank shall be entitled at its sole and absolute discretion, without notice to the Borrower, vary at any time and from time to time the Base Lending Rate of the Bank and/or Cost of Funds and/or the margin of interest imposed above the Base Lending Rate and/or Cost of Funds of the Bank and/or commissions or other rates of interest chargeable PROVIDED THAT the Bank will endeavour to provide notice of such variation(s) in the following manner:

(a)	in respect of the Base Lending Rate of the Bank by displaying at the premises of the Bank a general notice of the change of the Base Lending Rate of the Bank addressed to the public generally and such display shall be deemed sufficient notice to the Borrower or by including a notice in the periodic statement of accounts sent to the Borrower or by any other modes deemed fit and proper by the Bank; and

13

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

(b)	in respect of the margin of interest imposed above the Base Lending Rate and/or Cost of Funds of the Bank and/or commissions by serving a notice in writing (which notice may be included in the periodic statements of account sent to the Borrower) on the Borrower of the change in the margin of interest imposed above the Base Lending Rate and/or Cost of Funds of the Bank and/or in the commissions and such notice shall be deemed to have been sufficiently served on the Borrower if sent by ordinary mail to the Borrower's usual or last known place of residence/business or to the address abovestated;

PROVIDED ALWAYS that the effective date of the change of the Base Lending Rate and/or margin of interest imposed above the Base Lending Rate and/or Cost of Funds and/or in the commissions or the other rates of interest chargeable shall be the date stipulated by the Bank at its sole absolute discretion. And notwithstanding anything hereinbefore contained, any delay or failure on the part of the Bank to give notice in accordance with the provisions herein contained shall not absolve the Borrower from its obligation to pay the rate of interest and/or commissions determined by the Bank and such rate of interest so determined by the Bank shall be payable from such date as the Bank shall in its sole and absolute discretion stipulate.

5.2	The Bank shall be entitled at any time at its sole and absolute discretion with or without notice to the Borrower and without assigning any reason to change the fundamental basis of calculation of the Prescribed Rate (whether it be the Base Lending Rate, Cost of Funds or any other basis by whatsoever named called).
6.	CAPITALISATION OF INTEREST

Interest commission and fees remaining unpaid at the time when it shall become due and payable and all costs charges expenses and other moneys due and payable shall be added to the principal amount advanced under the Banking Facility and thereafter be treated as principal and be chargeable with interest at such rate at which interest shall from time to time and at any time be payable under this Letter of Offer. For the purpose of ascertaining whether the limit of the Banking Facility intended to be advanced or secured has been exceeded or not, all accumulated and capitalised interest, commission, fees, costs, charges, expenses and such other moneys shall be deemed to be interest and not principal.

7.	INTEREST AFTER DEMAND OR JUDGMENT

Notwithstanding the exercise by the Bank of any of its rights provided for hereunder or any other statutory or other rights or the making of any demand, interest chargeable on the Banking Facility shall continue to be chargeable on any sum of money which remains due and unpaid hereunder after the exercise of any of these rights and if not duly paid such interest will continue to be capitalised as provided herein notwithstanding that the banker-customer relationship may have ceased for any reason whatsoever; AND in the event that judgment is obtained in relation to any sum of money owing hereunder, wherein it is adjudged that any sum of money be paid to the Bank, interest shall be payable on such sum of money so adjudged to be payable to the Bank at the rate of interest chargeable hereunder from the date of such judgment until the date of full payment.

8.	EVENTS OF DEFAULT

All monies outstanding under the Banking Facility together with interest thereon and all other monies relating thereto shall become immediately repayable by the Borrower upon demand being made by the Bank or upon the occurrence of any of the following events:

(a)	the Borrower defaults in the payment of any money payable to the Bank after the same shall have become due whether formally demanded or not;

(b)	the Borrower defaults under any other provision herein which is not capable of remedy or which, being capable of remedy, is not remedied within fourteen (14) days after being required to do so by the Bank;
(c)	any representation, warranty or condition made or implied by the Borrower herein is incorrect or misleading in any material respect;
(d)	any license, authorisation, approval, consent or permit which is required for the Borrower's business or the performance of the Borrower's obligations hereunder is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect;
(e)	any of the Borrower's indebtedness or the indebtedness of any of the Security Party or their respective affiliate(s) or related corporation(s) becomes capable, in accordance with the relevant terms thereof, of being declared due prematurely by reason of a default by the Borrower or such Security Party or affiliate(s) or related corporation(s) of their respective obligations in respect of the same or the Borrower or any of the Security Party or affiliate(s) or related corporation(s) fail to make payment in respect thereof on the due date for such payment or if due on demand when demanded or the security for any such indebtedness becomes enforceable;
(f)	a petition be presented or an order be made or a resolution be passed for the Borrower's winding-up or the winding up of any of the Borrower's affiliate(s) or related corporation(s) or Security Party which is a body corporate;

14

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

(g)	a receiver and/or manager or liquidator is appointed to take possession of the Borrower's properties or undertaking or the properties or undertaking of any of the Borrower's affiliate(s) or related corporation(s) or Security Party which is a body corporate;
(h)	the Borrower or any of the Borrower's affiliate(s) or related corporation(s) or Security Party which is a body corporate ceases or threatens to cease to carry on all or a substantial part of the Borrower's business or the Borrower's affiliate(s)' or related corporation(s)' or the Security Party's business;
(i)	any judgment is obtained against the Borrower or any of the Borrower's affiliate(s) or related corporation(s) or Security Party;
(j)	the Borrower or any of the Borrower's affiliate(s) or related corporation(s) or Security Party enters into any composition or arrangement with or for the benefit of their respective creditors;
(k)	any other event or series of events whether related or not has or have occurred which in the opinion of the Bank (which opinion shall be final and binding) could or might affect or prejudice the Borrower's ability or willingness to comply with all or any of the Borrower's obligations hereunder;
(1)	the Borrower or any of the Security Party who is an individual person commits any act of bankruptcy or becomes bankrupt or shall die or become insane;
(m)	any of the Security Document given to the Bank is or becomes for any reason whatsoever invalid or unenforceable;
(n)	if the Bank shall in its sole discretion consider that the Banking Facility or any of its security or its security position in relation to the repayment of the Banking Facility to be in jeopardy.

(The expression "affiliate" means in relation to any one corporation, any corporation directly or indirectly controlling, controlled by or under direct or indirect common control, in each case whether in law or in fact with such corporation and the expression "related corporation" shall be construed in accordance with the Companies Act, 1965).

9.	BANK'S RIGHT TO COMMENCE FORECLOSURE AND LEGAL PROCEEDING CONCURRENTLY

Upon default or breach by the Borrower of any term, covenant, stipulation and/or undertaking herein provided and on the part of the Borrower to be observed and performed, the Bank shall thereafter have the right to exercise all or any of the remedies available whether by this Letter of Offer or Security Document or by statute or otherwise and shall be entitled to exercise such remedies concurrently, including pursuing all remedies of sale or possession and civil suit to recover all moneys due and owing to the Bank.

10.	ILLEGALITY

If the Bank determines that the introduction or variation of any law, regulation or official directive (whether or not having the force of law) or any change in the interpretation or application thereof makes it unlawful for the Bank to maintain, fund or give effect to its obligations hereunder, the Bank shall forthwith give notice of such determination to the Borrower whereupon the Banking Facility to such extent shall be cancelled and the Borrower will forthwith upon notice from the Bank repay all monies outstanding under the Banking Facility together with interest thereon and all other monies agreed to be paid by the Borrower hereunder.

11.	INCREASED COSTS

Where the Bank determines that, as a result of the introduction or variation of any law, order, regulation or official directive (whether or not having the force of law), or any change in the interpretation or application thereof by any competent authority, or compliance with any request (whether or not having the force of law) from Bank Negara Malaysia or other fiscal, monetary or other authority, the cost to the Bank of making available or continuing to make available the Banking Facility is increased or the amount of any sum received or receivable by the Bank in respect of the Bank making or continuing to make available the Banking Facility or the effective return to the Bank under the Banking Facility is reduced or the Bank is obliged to make any payment (except in respect of tax on the Bank's overall net income) or forego any interest or other return on, or calculated by reference to, the amount of any sum received or receivable by the Bank from the Borrower under the Banking Facility, then the Bank shall notify the Borrower of the circumstances leading to the Bank's determination and:-

(i)	the Borrower shall on demand pay to the Bank such reasonable amounts as the Bank may from time to time and at any time notify the Borrower to be necessary to compensate the Bank for such additional cost, reduction, payment or foregone interest or return provided that nothing herein contained shall prevent the Borrower from taking all necessary steps to mitigate the effect of such increased cost; and
(ii)	at any time thereafter, so long as the circumstances giving rise to the obligation to make the compensating payment continue, the Borrower may upon giving the Bank not less than thirty (30) days' notice, cancel the Banking Facility.

15

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

12.	MARKET DISRUPTION

If in the opinion of the Bank, there has, since the date of this offer, been a change in national or international monetary, financial, economic or political conditions or currency exchange rates or exchange control which would render the Banking Facility temporarily or permanently commercially impracticable or impossible, the Bank shall notify the Borrower thereof, and:-

(i)	whilst such circumstances exist, no utilisation of the Banking Facility will be allowed;
(ii)	the Bank shall negotiate in good faith for an alternative basis acceptable to the Bank for continuing the Banking Facility; and
(iii)	unless within thirty (30) days after the giving of such notice such circumstances cease to exist or an alternative basis acceptable to the Bank is arrived at, the Banking Facility shall be cancelled.

13.	LEGAL AND INCIDENTAL EXPENSES

The Borrower shall pay all legal fees and incidental expenses in connection with the preparation, stamping and registration of any security documents required by the Bank hereunder even though the said documents are not executed by the Borrower for any reason whatsoever. If any money payable under the Banking Facility is required to be recovered through any process of law, the Borrower shall be liable to pay the Bank's solicitors' fees (on a solicitor and client basis) and any other fees and expenses incurred in respect of such recovery.

14.	WAIVER AND INDULGENCE

The terms and conditions herein may be waived by the Bank in whole or in part with or without conditions at the discretion of the Bank without prejudicing the rights of the Bank hereunder and any failure by the Bank to enforce any of the provisions hereunder or any forbearance delay or indulgence granted by the Bank to the Borrower shall not be construed as a waiver of the Bank's rights hereunder.

15.	BANKING AND FINANCIAL INSTITUTIONS ACT, 1989

The approval of the Banking Facility to the Borrower shall be upon the condition that the Bank will not breach or contravene any law legislation or regulation including, without limiting the generality of the foregoing, the provisions of Section 62 of the Banking And Financial Institutions Act, 1989 or any other provisions thereof. The Borrower hereby declares to the Bank that none of the Borrower's directors, shareholders, managers or their spouses, parents and children are in the employment of or directly related to any of the directors officers or employees of the RHB Capital Berhad Group of Companies. In the event any such relationship is established or discovered now or in the future the Bank reserves the right forthwith to terminate and recall the Banking Facility.

16.	DUTY TO VERIFY STATEMENTS OF ACCOUNTS/CERTIFICATE OF BANK

The Borrower shall verify all statements of accounts sent to the Borrower by the Bank and immediately revert to the Bank in the event of any discrepancy in such statements of accounts failing which they shall be deemed to be conclusive and binding against the Borrower. A statement by the Bank and signed by any of its officers as to what at any time is the amount outstanding and rate of interest chargeable shall, save for manifest errors be final and conclusive and shall not be questioned by the Borrower on any account whatsoever.

17.	SET OFF/COMBINATION OR CONSOLIDATION OF ACCOUNTS

(a)	The Bank shall be entitled (but shall not be obliged) at any time and without notice to the Borrower to combine, consolidate or merge all or any of the Borrower's accounts and liabilities with and to the Bank anywhere whether in or outside Malaysia, alone or jointly with any other person and may transfer or set off any sums in credit in such accounts in or towards satisfaction of any of the Borrower's liabilities whether actual or contingent, primary or collateral notwithstanding that the credit balances on such accounts and the liabilities on any other accounts may not be expressed in the same currency and the Bank is hereby authorised to effect any necessary conversions at the Bank's own rate of exchange then prevailing.
(b)	Without prejudice to the generality of the above, the Bank further reserves the right at any time and without notice to the Borrower to debit any of the Borrower's accounts (whether in credit or debit) with the Bank for all payments due and payable by the Borrower howsoever to the Bank.

16

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

18.	SUSPENSE ACCOUNT

Any money received by the Bank in respect of the Banking Facility may be kept to the credit of a suspense account for so long as the Bank thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards settlement of any liabilities due by the Borrower to the Bank.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

17

PGCG ASSETS HOLDINGS SDN BHD (983271U)
CA Number: ________	26-MAR-2013

RHB Bank Bhd. Ref:

Date of Letter of Offer: 26-MAR-2013

Borrower: PGCG ASSETS HOLDINGS SDN BHD (983271U)

ANNEXURE IA

ADDITIONAL GENERAL TERMS AND CONDITIONS

1.	During the tenor of the Banking Facility the Borrower shall:-

(i)	permit at all times the Bank, its officers, servants and/or agents to inspect all records of the Borrower at any office, branch or place of business of the Borrower or elsewhere and all records kept by any other authorities or persons in so far as such records relate to or affect the businesses and the properties of the Borrower and for the purpose of such inspection, give to or procure for the Bank and any officer, servant and/or agent of the Bank such written authorisations as may be required by the Bank;
(ii)	notify the Bank in the event the Borrower creates any form of charge, mortgage, debenture, pledge, lien, encumbrances or security interest of whatever nature or permit to exist any caveat or prohibitory order or both in respect of any of the Borrower's properties;
(iii)	ensure that all loans or advances from its directors, shareholders and Related Corporation are subordinated to the Indebtedness; and
(iv)	in the event the Borrower or any of its subsidiaries or related companies (present and future) ("the Borrower Group of Companies) requires any banking, financial, investment and/or advisory products or services (collectively "the Products") which is offered by the RHB Capital Berhad Group of Companies in its normal course of business, the Borrower shall offer or cause the Borrower Group of Companies to offer the relevant RHB Capital Berhad Group of Companies the right of first refusal to provide the Products to the Borrower or the Borrower Group of Companies.

2.	During the tenor of the Banking Facility the Borrower will not, without the prior written consent of the Bank :-

(i)	enter into any partnership, profit-sharing or royalty agreement whereby the Borrower's income or profits are, or might be, shared with any other person, firm or company;
(ii)	enter into any management contract or similar arrangement whereby the Borrower's business or operations are managed by any other person, firm or company;
(iii)	lend or make advances to any person other than in the normal course of business;
(iv)	lend or make advances to any person other than to its subsidiaries or related companies (both as defined in the Companies Act, 1965);
(v)	create any form of charge, mortgage, debenture, pledge, lien, encumbrances or security interest of whatever nature or permit to exist any caveat or prohibitory order or both in respect of any of the Borrower's properties; and
(vi)	declare and pay any dividend or other distribution whether of an income or capital nature (but such consent of the Bank will not be unreasonably withheld).

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

18

RHB Bank Bhd. Ref: __________
Date of Letter of Offer: 26-MAR-2013
Borrower: PGCG ASSETS HOLDINGS SDN BHD (983271U)

ANNEXURE

TERMS AND CONDITIONS RELATING TO TERM LOAN FACILITY

1.	General Terms

(i)	The Borrower shall repay the Term Loan Facility together with interest payable thereon by monthly instalments in the amount as stated in the Letter of Offer. The first installment shall commence as follows:-

i)	On the first day of the 3rd month from the month of disbursement and on every 1st day of the month or such other date as may be specified by the Bank from time to time thereafter until full settlement, if the final disbursement is made within the First Disbursement Period (as defined herein) in the month of disbursement

ii)	On the first day of the 2nd month from the month of disbursement and on every lst day of the month or such other date as may be specified by the Bank from time to time thereafter until full settlement, if the final disbursement is made within the Second Disbursement Period (as defined herein) in the month of disbursement

Until such time as the Borrower shall commence to make payment of the installments, the Borrower will pay to the Bank interest payable on the Term Loan Facility on every sum advanced to or for the benefit of the Borrower from the date on which such sum shall first be advanced by the Bank. The interest so payable shall be paid monthly in arrears. Interest shall commence as follows:

iii)	On the first day of the 3rd month from the month of disbursement and on every lst day of the month or such other date as may be specified by the Bank from time to time thereafter until full settlement, if the first disbursement is made within the First Disbursement Period (as defined herein) in the month of disbursement

iv)	On the first day of the 2nd month from the month of disbursement and on every 1st day of the month or such other date as may be specified by the Bank from time to time thereafter until full settlement, if the first disbursement is made within the Second Disbursement Period (as defined herein) in the month of disbursement

For the purpose of this section/clause

"First Disbursement Period" refers to the last 14 days of the month of disbursement.

"Second Disbursement Period" refers to the other days of the month of disbursement excluding the First Disbursement Period.

(ii)	If and whenever the rate of interest payable by the Borrower on the Term Loan Facility shall be varied in the manner as provided in the Letter of Offer the Bank may at its absolute discretion make the necessary adjustment consequent upon such variation either by varying the amount of any installments or by varying the number of installments.

(iii)	No part of any installment to be paid by the Borrower or any other payments which the Borrower may make to the Bank shall be deemed to be a repayment of principal until all interest due or deemed to be due to the Bank shall have been paid.

(iv)	The Borrower may prepay the Term Loan Facility in whole or in part in the manner as provided in the Letter of Offer. All partial prepayment as aforesaid shall be applied towards the repayment of the instalnents of the Term Loan Facility in the inverse order of their maturity.

(v)	All amounts prepaid shall not be available for redrawing.

(vi)	A notice of prepayment once received by the Bank shall not be revocable by the Borrower.

  xxxxxxxxx END OF ANNEXURE xxxxxxxxxx